Exhibit 10.2

AMENDMENT NO. 5 TO

LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 5 TO LOAN AND SECURITY AGREEMENT (“Amendment No. 5”), dated as of January 6, 2004, by and among PEMSTAR Inc., a Minnesota corporation (as surviving corporation of the merger with Pemstar Pacific Consultants, Inc., “Parent”), Turtle Mountain Corporation, a North Dakota Corporation (“Turtle Mountain”, and together with Parent, each individually a “Borrower” and collectively, “Borrowers”), Gentlelife, Inc., a California corporation, formerly known as Kinderlife Instruments Inc. (“Guarantor”) and Congress Financial Corporation (Central), an Illinois corporation, in its capacity as administrative and collateral agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity “Agent”).

W I T N E S S E T H :

WHEREAS, Agent, Borrowers, Guarantor, Fleet Capital Corporation, a Rhode Island corporation, in its capacity as Documentation Agent for Lenders (in such capacity, “Documentation Agent”), and the parties to the Loan Agreement as lenders, whether by execution of the Loan Agreement or an Assignment and Acceptance (individually, each a “Lender” and collectively, “Lenders”), have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made, and may make, loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated April 25, 2003, by and among Agent, Borrowers, Guarantor, Documentation Agent and Lenders, as amended by Amendment No. 1 to Loan and Security Agreement, dated April 25, 2003, Amendment No. 2 to Loan and Security Agreement, dated as of June 30, 2003, Amendment No. 3 to Loan and Security Agreement, dated as of July 10, 2003 and Amendment No. 4 to Loan and Security Agreement, dated as of January 5, 2004 (as amended hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”, and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as from time to time amended and supplemented, collectively, the “Financing Agreements”);

WHEREAS, Borrowers and Guarantor have requested that Agent and Lenders make certain amendments to the Loan Agreement and the other Financing Agreements;

WHEREAS, Agent and Lenders are willing to agree to such amendments, subject to the terms and conditions herein; and

WHEREAS, by this Amendment No. 5, Agent, Lenders, Borrowers and Guarantor desire and intend to evidence such consent and amendments.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

1.    Definitions.

(a)  Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation of, each of the following definitions:

i.    “Amendment No. 5” shall mean this Amendment No. 5 to Loan and Security Agreement by and among Agent, Lenders, Borrowers and Guarantor, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

ii. “Merger” shall mean the merger of Parent and PPC, with Parent as the surviving corporation;

iii.    “Merger Agreements” shall mean, collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, or replaced): (A) the Plan of Merger, dated December 29, 2003, by and between Parent and PPC, (B) the Articles of Merger, dated December 29, 2003, by and between Parent and PPC, and (B) all other agreements, documents or instruments executed or delivered in connection therewith.

(b) Amendments to Definitions.

i.    All references to the term “Parent” in the Loan Agreement and in the other Financing Agreements (or other term that refers to such person) shall be deemed and each such reference is hereby amended to mean PEMSTAR, Inc., a Minnesota corporation, as the surviving corporation pursuant to the Merger, and its successors and assigns.

ii.    All references to the term “Applicable Margin” in the Loan Agreement and in the other Financing Agreements shall be deemed and each such reference is hereby amended to mean one and one-half (1 ½%) percent as to the interest rate for Prime Rate Loans and three and one-half (3 ½%) percent as to the interest rate for Eurodollar Rate Loans; provided, that, such amendment to the definition of such term shall only be effective for the period commencing on the date hereof and ending on (and including) June 30, 2004. After June 30, 2004, the term “Applicable Margin” shall have the meaning set forth in the Loan Agreement as in effect prior to the effectiveness of this Amendment No. 5.

(c)  Interpretation. For purposes of this Amendment No. 5, unless otherwise defined herein, all terms used herein, including, but not limited to, those terms used and/or defined in the recitals above, shall have the respective meanings assigned to such terms in the Loan Agreement.

2. Assumption and Acknowledgment.

(a) As of the effectiveness of the Merger, Parent (as the surviving corporation of the Merger) expressly assumes, ratifies, restates and confirms the Obligations and the Financing Agreements and confirms and ratifies its assumption of, and it continuing liability for, under and pursuant to, the Obligations and the Financing Agreements pursuant to the Merger and by operation of law. As of the result of the Merger, Parent is acquiring the assets of PPC subject to the existing security interests and lien therein of Agent pursuant to the Financing Agreements.

(b) Borrowers and Guarantor acknowledge, confirm and agree that after giving effect to the Merger,

i.    each Borrower is indebted to Agent and Lenders for the Obligations in the amount of $43,983,997 as of the close of business on January 5, 2004, which amount is unconditionally owing by Borrowers to Agent and Lenders, together with interest accrued and accruing, all without offset, defense of counterclaim of any kind, nature or description whatsoever;

ii.    their respective guarantees of the Obligations of the other Borrower or, in the case of Guarantor of Borrowers, to the Agent and Lenders are in full force and effect and their respective Obligations thereunder are unconditionally owing to Agent and Lenders, without offset, defense or counterclaim of any kind, nature or description whatsoever; and

iii.    without limiting the generality of the foregoing (A) the Merger shall not in any way limit, impair or adversely affect the Obligations now or hereafter owed to Agent and Lenders, the Obligations arising pursuant to the guarantees by Borrowers and Guarantor in favor of Agent and Lenders or any security interests or liens of Agent in the assets and properties of Borrowers and Guarantor securing the same and (B) the security interests, liens and rights of Agent and Lenders in and to all of the assets and properties of Borrowers (including Parent as the surviving corporation of the Merger) and Guarantor shall continue to secure all Obligations of Borrowers and Guarantor in favor of Agent and Lenders arising prior to the effective time of the Merger, in addition to all other existing and future Obligations.

3.     Minimum EBITDA. Sections 9.17(a) and 9.17(b) of the Loan Agreement are hereby deleted in their entirety and replaced with the following:

(a) “(a) In the event that at any time on or after September 30, 2003, the aggregate amount of the Excess Availability of Borrowers is less than $13,000,000, the EBITDA of Parent and its Subsidiaries (on a consolidated basis) for the fiscal quarter ending December 31, 2003 and the fiscal quarter ending March 31, 2004 shall for each such quarter be not less than $6,000,000 and for each fiscal quarter thereafter shall be not less than $7,000,000.

(b) In the event that at any time on or after September 30, 2003, the aggregate amount of the Excess Availability of Borrowers is less than $13,000,000, the EBITDA of Parent and its Subsidiaries other than the Foreign Subsidiaries (on a consolidated basis) for the fiscal quarter ending December 31, 2003 and the fiscal quarter ending March 31, 2004 shall for each such quarter be not less than $2,000,000 and for each fiscal quarter thereafter shall be not less than $2,550,000.”

4.     Additional Reserves.

(a) Without limiting any other rights of Agent with respect to the establishment of Reserves or otherwise, subject to Section 4(b) below, the Special Availability Reserve in the amount of $3,000,000 established as set forth in Section 7 of Amendment No. 2 shall be reduced to $1,500,000 upon the satisfaction of each of the following conditions: (i) Agent shall have received the financial statements of Parent and its Subsidiaries in accordance with Section 9.6 of the Loan Agreement for each fiscal quarter of Parent and its Subsidiaries through and including the fiscal quarter ending June 30, 2004, (ii) no Default or Event of Default shall exist or have occurred and be continuing, (iii) the EBITDA of Parent and its Subsidiaries (on a consolidated basis) for the fiscal quarter ending December 31, 2003 and the fiscal quarter ending March 31, 2004 shall for each such quarter have been not less than $6,000,000 and for the fiscal quarter ending June 30, 2004 shall have been not less than $7,000,000, and (iv) the EBITDA of Parent and its Subsidiaries other than the Foreign Subsidiaries (on a consolidated basis) for the fiscal quarter ending December 31, 2003 and the fiscal quarter ending March 31, 2004 shall for each such quarter have been not less than $2,000,000 and for the fiscal quarter ending June 30, 2004 shall have been not less than $2,550,000.

(b) Without limiting any other rights of Agent with respect to the establishment of Reserves or otherwise, the Special Availability Reserve in the amount of $3,000,000 established as set forth in Section 7 of Amendment No. 2 shall be released and terminated in its entirety, instead of being reduced to $1,500,000 as provided in Section 4(a) above, upon the satisfaction of each of the following conditions: (i) Agent shall have received the financial statements of Parent and its Subsidiaries in accordance with Section 9.6 of the Loan Agreement for each fiscal quarter of Parent and its Subsidiaries through and including the fiscal quarter ending June 30, 2004, (ii) no Default or Event of Default shall exist or have occurred and be continuing, (iii) the EBITDA of Parent and its Subsidiaries (on a consolidated basis) for the fiscal quarter ending December 31, 2003 and the fiscal quarter ending March 31, 2004 shall for each such quarter have been not less than $6,000,000 and for the fiscal quarter ending June 30, 2004 shall have been not less than $8,175,000, and (iv) the EBITDA of Parent and its Subsidiaries other than the Foreign Subsidiaries (on a consolidated basis) for the fiscal quarter ending December 31, 2003 and the fiscal quarter ending March 31, 2004 shall for each such quarter have been not less than $2,000,000 and for the fiscal quarter ending June 30, 2004 shall have been not less than $2,550,000.

5.     Amendment Fee. In addition to all other fees, charges, interest and expenses payable by Borrowers to Agent and Lenders under the Loan Agreement and the other Financing Agreements, Borrowers shall pay to Agent for the account of Lenders, contemporaneously with the effectiveness of this Amendment, an amendment fee in the amount of $100,000, which fee shall be fully earned and nonrefundable as of the date hereof and may be charged to any loan account of Borrowers.

6.     Additional Representations, Warranties and Covenants. Each Borrower and Guarantor represents, warrants and covenants with and to Agent and Lenders as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof:

(a) This Amendment No. 5 has been duly executed and delivered by each Borrower and Guarantor and is in full force and effect as of the date hereof and the agreements and obligations of each Borrower and Guarantor contained herein constitute legal, valid and binding obligations of each Borrower and Guarantor enforceable against each of them in accordance with their respective terms.

(b) The Merger is valid and effective in accordance with the Merger Agreements and the corporation statutes of the State of Minnesota and the State of California and Parent is the surviving corporation pursuant to the Merger.

(c) All actions and proceedings required by the Merger Agreements, applicable law and regulation (including but not limited to, compliance with Hart-Scott-Rodino Anti-Trust Improvement Acts of 1976, as amended by all applicable securities laws) have been taken and the transactions required thereunder have been duly and validly taken and consummated.

(d) No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the transactions described in the Merger Agreements and no government action or proceeding has been threatened or commenced seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the Merger Agreements.

(e) The security interests in and liens upon the assets and properties of PPC in favor of Agent shall continue upon such assets and properties to which Parent shall succeed pursuant to the Merger and such security interests and liens and their perfection and priority shall continue in all respects in full force and effect. Without limiting the generality of the foregoing, the Merger shall in no way limit, impair or adversely affect the Obligations, howsoever arising, or any security interests or liens securing the same.

(f) The Merger and the other arrangements contemplated herein do not violate any law or regulation or any order or decree of any court or governmental instrumentality in any respect and do not and will not conflict with or result in the breach of, or constitute a default in any respect under, any agreement, document or instrument to which any Borrower or Guarantor is a party or by which it or any of its assets may be bound, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property of any Borrower or Guarantor or violate any provision of the Certificate of Incorporation or By-Laws of any Borrower or Guarantor.

(g) Borrowers and Guarantors have delivered, or caused to be delivered, to Agent a true, correct and complete copy of the Merger Agreements;

(h) No action of, or filing with, or consent or any governmental or public body or authority, and no approval or consent of any other party, is or will be required to authorize, or is or will be otherwise required in connection with, the execution, delivery and performance of this Amendment No. 5 other than such filings with the Securities and Exchange Commission as Borrowers may deem advisable to comply with applicable law.

(i) After giving effect to the provisions of this Amendment No. 5, no Event of Default exists or has occurred and is continuing as of the date of this Amendment No. 5 as a result of or in connection with the Merger.

7.     Conditions Precedent. The effectiveness of the amendments contained herein shall be subject to:

(a) the receipt by Agent of this Amendment No. 5 duly authorized, executed and delivered by the parties hereto;

(b) the receipt by Agent of the approval of Required Lenders, in form and substance satisfactory to Agent, to the terms and conditions of this Amendment No. 5;

(c) each of the Merger Agreements and the transactions contemplated thereby shall have been or shall be duly authorized, executed and delivered by the respective parties thereto prior to or contemporaneously with the effectiveness thereof;

(d) all conditions precedent to the obligations of the parties to the Merger Agreements shall have been fulfilled (and not merely waived, except if approved in writing by Agent), at or before the consummation of the Merger;

(e) all actions and proceedings required by the Merger Agreements, applicable law or regulation and the transactions contemplated thereby shall have been duly and validly taken in accordance with the terms thereof, and all required consents thereto under any agreement, document or instrument to which Parent, PPC or any of their affiliates is a party or by which any of its or their properties are bound, and all applicable consents or approvals of each Governmental Authority, shall have been obtained and be in full force and effect;

(f) Agent shall have received, in form and substance satisfactory to Agent, true, correct and complete copies of the Merger Agreements, duly executed, authorized and delivered by each of the parties thereto;

(g) receipt by Agent of evidence, in form and substance satisfactory to Agent, that (i) the Articles of Merger with respect to the Merger have been filed with the Secretary of State of Minnesota and such merger is valid and effective in accordance with the terms and provisions of the applicable corporate statutes of the State of Minnesota, and (ii) the Merger is valid and effective in accordance with the terms and provisions of the applicable corporate statutes of the State of Minnesota.

8.     Effect of this Amendment. Except as expressly set forth herein, no other amendments, consents, changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and Borrowers shall not be entitled to any other or further amendment or consent by virtue of the provisions of this Amendment No. 5 or with respect to the subject matter of this Amendment No. 5. To the extent of conflict between the terms of this Amendment No. 5 and the other Financing Agreements, the terms of this Amendment No. 5 shall control. The Loan Agreement and this Amendment No. 5 shall be read and construed as one agreement.

9.     Governing Law. The validity, interpretation and enforcement of this Amendment No. 5 and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Illinois but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Illinois.

10.     Binding Effect. This Amendment No. 5 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

11.     Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 5.

12.     Counterparts. This Amendment No. 5 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment No. 5, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment No. 5 by telefacsimile shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 5. Any party delivering an executed counterpart of this Amendment No. 5 by telefacsimile also shall deliver an original executed counterpart of this Amendment No. 5, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 5 as to such party or any other party.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 5 to be duly executed and delivered by their authorized officers as of the day and year first above written.

AGENT

CONGRESS FINANCIAL CORPORATION (CENTRAL), as Agent By: /s/ Brian Hynds Title: Vice President

BORROWERS

PEMSTAR INC. By: /s/ Greg S. Lea Title: CFO	TURTLE MOUNTAIN CORPORATION By: /s/ Roy Bauer Title: Treasurer

GUARANTOR
GENTLELIFE, INC. By: /s/ William H. Rice II Title: Assistant Secretary